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                          [AMERIANA BANCORP LETTERHEAD]



News Release

Contact:   Jerome J. Gassen
           President and Chief Executive Officer
           (765) 529-2230

          AMERIANA BANCORP RECEIVES PRELIMINARY APPROVAL TO PARTICIPATE
           IN THE U.S. TREASURY DEPARTMENT'S CAPITAL PURCHASE PROGRAM

NEW CASTLE, Ind. (January 27, 2009) - Ameriana Bancorp (NASDAQ:ASBI), parent company of Ameriana Bank, SB, today announced that it has received preliminary approval to participate in the U.S. Treasury Department's Capital Purchase Program (the "CPP"), part of the government's effort to restore confidence in the nation's financial system by providing capital to healthy financial institutions. Under the program, and subject to satisfaction of standard closing conditions, the Treasury Department will invest $9,791,000 in newly issued preferred stock of Ameriana Bancorp, representing 3% of the Company's risk-weighted assets. The preferred stock will carry a 5% coupon for five years, and 9% thereafter.

         In addition, the Treasury Department will receive a warrant to purchase shares of Ameriana Bancorp common stock in an amount equal to 15% of the preferred stock investment, allowing the Treasury to benefit from an increase in the common stock price of the Company. This warrant will expire in 10 years.

         Commenting on the announcement, Jerome J. Gassen, President and Chief Executive Officer, said, "We are pleased to participate in the CPP, a program intended help revive the U.S. economy by creating liquidity and providing additional capital to banks, which in turn should increase lending capacity to businesses and customers. Although Ameriana Bank already is considered a strong financial institution, with a Total Risk-Based Capital Ratio of 12.82% at September 30, 2008, which exceeds the 10.00% threshold to be considered "well capitalized" under regulatory standards, we recognize that these are uncertain times and therefore consider it prudent to further strengthen our capital position. We believe this step will be good news for our customers and depositors, enhancing our lending capacity as well as the safety and security of our deposits, while positioning us to grow customer relationships and expand our banking franchise."

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ASBI Approved for Treasury's Capital Purchase Program
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January 27, 2009


         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana owns Ameriana Insurance Agency, a full-service insurance agency, and has an interest in Family Financial Holdings, Inc. Ameriana Financial Services offers securities and insurance products through LPL Financial (Member FINRA/SIPC).

         This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets, changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. For discussion of these and other risks that may cause actual results to differ from expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2007, on file with the Securities and Exchange Commission, including the section entitled "Risk Factors." The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

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